CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited):

	                         "At June 30,"		"At December 31,"
ASSETS	                             2002		      2001

Cash and cash equivalents	 " $9,330,689 "		" $22,163,258 "
Investment securities	         " 84,606,087 "		 " 75,310,561 "
"Loans receivable, net (1)"	" 232,712,125 "		" 240,978,534 "
"Buildings & equipment, net"	  " 3,610,115 "		  " 3,521,469 "
Goodwill	                  " 2,108,801 "	          " 2,108,801 "
Core deposit intangible	            " 673,637 "		    " 744,546 "
Other assets	                  " 4,959,938 "		  " 4,872,389 "

     TOTAL ASSETS	       " $338,001,392 "	       " $349,699,558 "

LIABILITIES

Deposits	                   " $262,637,881 "		" $273,246,285 "
Federal Home Loan Bank borrowings    " 27,453,160 "		" 28,697,063 "
Other liabilities	              " 7,891,507 "		" 7,551,457 "

     Total liabilities              " 297,982,548 "		" 309,494,805 "

Stockholders' equity	             " 40,018,844 "		" 40,204,753 "

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY "$338,001,392" "$349,699,558"

"(1) Loans receivable are presented after adjustments for undisbursed loan funds, unearned fees and discounts and the allowance for loan losses. The allowance for loan losses was $2,579,394 and $2,640,288 at June 30, 2002 and December 31, 2001, respectively."

=====================================================================

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited):
	Six months ended June 30,	Three months ended June 30,
	2002		2001		2002		2001

Interest income	           $9,998,397  $8,360,723   $4,956,001  $4,092,177
Interest expense	    3,859,339   4,997,693    1,782,307  2,354,586

Net interest income	    6,139,058   3,363,030    3,173,694  1,737,591
Provision for loan losses      66,500      60,000       33,000     15,000
Net interest income after
 provision for loan losses  6,072,558   3,303,030  3,140,694 1,722,591
Non-interest income (2) (3) 1,592,149     956,099    861,264 	606,888
Non-interest expense	    4,423,622   2,064,512   2,207,169  1,010,136
Income tax expense	    1,103,243     810,650     615,287  488,250

Net earnings	$2,137,842  $1,383,967  $1,179,502  $831,093

Net earnings per share (4)
  Basic	       $1.06 	       $1.25 	       $0.60 	       $0.75
  Diluted	1.03 		1.17 		0.58 		0.70

Book value per share (4) $20.22  $22.15  $20.22  $22.15

Shares outstanding at end of period 1,978,792 1,147,060 1,978,792 1,147,060

Weighted average diluted common and common equivalent shares outstanding 2,073,665 1,187,514 2,035,385 1,195,452


"(2) Total non-interest income includes gains on sale of loans of $485,483 for the six months ended June 30, 2002 compared to $257,161 for the six months ended June 30, 2001. Total non-interest income includes gains on sale of loans of $235,328 for the three months ended June 30, 2002 compared to $197,120 for the three months ended June 30, 2001. This improvement in gains on sale of loans resulted from the increased level of loan originations due to the decrease in home mortgage interest rates during 2002.

"(3) Total non-interest income includes gains on sale of investments of $93,418 for the six months ended June 30, 2002 compared to $430,453 for the six months ended June 30, 2001. Total non-interest income includes gains on sale of investments of $67,618 for the three months ended June 30, 2002 compared to $283,290 for the three months ended June 30, 2001. This decline in gains on sales of investment was the result of a reduced number of investment sales based on the Company's evaluation of the investment portfolio.

"(4) Net earnings per share and book value per share at or for the period ended June 30, 2001 have been adjusted to give effect to the 5% stock dividend paid in December 2001.


========================================================================

	                   Six months ended June 30,  Three months ended June 30,
OTHER DATA (unaudited): 	2002	2001		2002		2001

Return on average assets (5)	1.27%	1.24%	 	1.43%	1.48%
Return on average equity (5)	10.75%	11.35%		12.06%	13.79%
Equity to total assets	        11.84%	12.11%		11.84%	12.11%

(5)  Information for the three and six months ended is annualized.